May 11 2011


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn.: Document Control


RE:	American Depositary Receipts
representing ten deposited shares of
 Sungwon Pipe Co. Ltd.
(Form F-6 Registration No. 333-169017)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933 as amended on behalf of The Bank of New York Mellon as
Depositary for securities against which
American Depositary Receipts are to be
issued we attach a copy of the new
prospectus (Prospectus) reflecting the change in name to BnB Sungwon Co. Ltd.

As required by Rule 424(e) the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement the Prospectus consists of the ADR certificate with the revised name for Sungwon
Pipe Co. Ltd.

The Prospectus has been revised to reflect the new name and has been overstamped with:

Effective May 11 2011 the name has
changed to BnB Sungwon Co. Ltd.

Please contact me with any questions or
comments at 212 815-2729


Mark Gendler
Senior Associate
The Bank of New York Mellon - ADR
Division


Encl.
CC: Paul Dudek Esq. (Office of International
Corporate Finance)







101 Barclay Street, 22nd Floor West, New York, NY 10286